EXHIBIT 4.8

PARK INTERMEDIATE HOLDINGS LLC,

and

PK DOMESTIC PROPERTY LLC,

and

PK FINANCE CO-ISSUER INC.,

as Issuers,

PARK HOTELS & RESORTS INC.,

as Parent,

THE SUBSIDIARY GUARANTORS PARTY HERETO,

as Subsidiary Guarantors

and

THE BANK OF NEW YORK MELLON,

as Trustee and Collateral Agent

____________________________

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 7, 2021

to the

INDENTURE

Dated as of May 29, 2020

____________________________

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 7, 2021, among Park Intermediate Holdings LLC, a Delaware limited liability company (the “Company”), PK Domestic Property LLC, a Delaware limited liability company (“PK Domestic LLC”), PK Finance Co-Issuer Inc., a Delaware corporation (the “Corporate Co-Issuer” and, together with the Company and PK Domestic LLC, the “Issuers”), Park Hotels & Resorts Inc., a Delaware corporation (the “Parent”), the Subsidiary Guarantors listed in the signature pages hereto (the “Subsidiary Guarantors”) and The Bank of New York Mellon, as Trustee (in such capacity, the “Trustee”), and Collateral Agent (in such capacity, the “Collateral Agent”) in each case, under the Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Issuers, the Parent and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee and Collateral Agent an indenture (the “Indenture”), dated as of May 29, 2020, providing for the issuance of 7.500% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 9.01(1) of the Indenture provides that the Indenture may be amended or supplemented without the consent of any Holder to, among other things, cure any ambiguity, defect, omission or inconsistency in the Indenture; and

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been done and performed, and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects and, pursuant to Section 9.01(1) of the Indenture, the Issuers, the Parent, the Subsidiary Guarantors, the Trustee and the Collateral Agent are authorized to execute and deliver this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Parent, the Subsidiary Guarantors, the Trustee and Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.
Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.
Effectiveness; Conditions Precedent. Each of the Issuers, the Parent and the Subsidiary Guarantors represents and warrants that each of the conditions precedent to the amendment and supplement of the Indenture (including such conditions pursuant to Article 9 of the Indenture) have been satisfied in all respects. The Issuers, the Parent, the Subsidiary Guarantors, the Trustee and Collateral Agent are on this date executing this First Supplemental Indenture, which will become effective and operative on the date hereof.
3.
Indenture Amendments. Pursuant to Section 9.01(1) of the Indenture, the Indenture and the Notes are hereby amended as follows:

Section 4.08(g) of the Indenture is hereby amended and restated in its entirety as follows:

(g) For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of Section 4.08(d) or is Incurred in compliance with clauses (a), (b) and (c) of this Section 4.08, as applicable, the Company, in its sole discretion, may classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such categories; provided that the Company may divide and classify an item of Indebtedness in one or more of the types of Indebtedness and may later reclassify all or a portion of such item of Indebtedness, in any manner that complies within this Section 4.08. Notwithstanding the foregoing, any Indebtedness under the Park Credit Agreements outstanding on the Issue Date will at all times be treated as Incurred on the Issue Date in reliance on the exception provided by clause (d)(1) of this Section 4.08.

4.
Ratification of the Indenture; First Supplemental Indenture Part of the Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Upon and after the execution of this First Supplemental Indenture, each reference to the Indenture or the form of Notes in the Indenture or the Notes shall mean and be a reference to the Indenture, the form of Notes or the Notes as modified hereby after giving effect to this First Supplemental Indenture.

5.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
6.
COUNTERPARTS. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, PDF, electronic signature or other electronic transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to all of the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes hereunder.
7.
EFFECT OF HEADINGS. The Section headings herein are for convenience of reference only and will in no way modify or restrict any of the terms or provisions hereof.
8.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, the Parent and the Subsidiary Guarantors.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

ISSUERS

PARK INTERMEDIATE HOLDINGS LLC

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President & Chief Executive Officer

PK DOMESTIC PROPERTY LLC

By: Park Intermediate Holdings LLC, Managing Member

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President & Chief Executive Officer

PK FINANCE CO-ISSUER INC.

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President

PARENT

PARK HOTELS & RESORTS INC.

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore Jr.
Title: Chairman, President & Chief

Executive Officer

SUBSIDIARY GUARANTORS

On behalf of the entities listed on Schedule A

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President

CHESAPEAKE LODGING, L.P.

By: PK Domestic Sub LLC, General Partner

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President

GLOBAL RESORT PARTNERS

By: Global Resort Partners GP LLC, Partner

and

By: HLT Resorts GP LLC, Partner

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President

EPT KANSAS CITY LIMITED PARTNERSHIP

By: KC Plaza GP LLC, General Partner

By: /s/ Thomas J. Baltimore, Jr.
Name: Thomas J. Baltimore, Jr.
Title: President

THE BANK OF NEW YORK MELLON, as Trustee and Collateral Agent

By: /s/ Denise Kellerk
Name: Denise Kellerk